Exhibit g(vii)
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                                    FORM OF
                                 AMENDMENT NO. 1
                   TO AMENDED AND RESTATED CUSTODIAN AGREEMENT

     AMENDMENT NO. 1 made as of the _____ day of __________ 2008, to the Amended and Restated Custodian Agreement made as of the 31st day of July 2006, by and between USAA MUTUAL FUNDS TRUST (the "Fund") and STATE STREET BANK AND TRUST COMPANY (the "Custodian").

     The Fund and the Custodian agree to modify and amend the Amended and Restated Custodian Agreement described above (the "Agreement") as follows:

     1. The Fund and the Custodian agree that the USAA Target Retirement Income Fund, USAA Target Retirement 2020 Fund, USAA Target Retirement 2030 Fund, USAA Target Retirement 2040 Fund, and USAA Target Retirement 2050 Fund are hereby added to the Agreement as Portfolios in accordance with Section 18 of the Agreement.

     2. The Fund and the Custodian agree that Section 2.1 of the Agreement is hereby amended by adding the following provision to the end of that section:

         Notwithstanding the foregoing sentence, the Custodian is hereby authorized to maintain the shares of certain open-end management investment companies (the "Underlying Funds") owned by one or more of the USAA Target Retirement Income Fund, USAA Target Retirement 2020
         Fund, USAA Target Retirement 2030 Fund, USAA Target Retirement 2040 Fund, and USAA Target Retirement 2050 Fund (and such other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 18 and which invest in Underlying Funds) (each a "Fund of Funds" and collectively the "Funds of Funds") in book-entry form directly with the transfer agent or a designated sub-transfer agent of each such Underlying Fund (an "Underlying Fund Transfer Agent"), subject to and in accordance with the following provisions: (1) such Underlying Fund shares shall be maintained in separate custodian accounts for each Fund of Funds in the Custodian's name or nominee, as the custodian for such Fund of Funds; and (2) the Custodian will implement appropriate control procedures (the "Fund of Funds Control Procedures") to ensure that (a) only authorized personnel of the Custodian will be authorized to give instructions to the Underlying Fund Transfer Agent in connection with a Fund of Funds' purchase or sale of Underlying Fund shares, (b) trade instructions sent to an Underlying Fund Transfer Agent are properly acknowledged by the Underlying Fund Transfer Agent, and (c) the Underlying Fund Transfer Agent's records of each Fund of Funds' holdings of Underlying Fund shares are properly reconciled with the Custodian's records.

     3. The Fund and the Custodian agree that Section 2.2 of the Agreement is hereby amended by adding the following provision as item (17) to Section 2.2 and changing the designation of current item (17) to item (18):
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         17)      in the case of the sale of Underlying Fund shares by a Fund of
                  Funds,  the  Custodian  shall  release  such  Underlying  Fund
                  shares,   provided  that,   the  Custodian   shall  only  send
                  instructions to sell shares to an Underlying Fund Transfer Agent in accordance with the Fund of Funds Control Procedures
                  upon  receipt  of  matching   sell   instructions   from  USAA
                  Investment Management Company's ("IMCO") [compliance/custody] operations on the one hand, and IMCO's trading operations on the other hand.

     4. The Fund and the Custodian agree that Section 2.6 of the Agreement is hereby amended by adding the following provision as item (9) to Section 2.6 and changing the designation of current item (9) to item (10):

         9) in the case of the purchase of Underlying Fund shares for a Fund of Funds, the Custodian shall pay for and receive such Underlying Fund shares purchased for the account of a Portfolio, provided that, (A) the Custodian shall only send instructions to purchase such shares to the Underlying Fund Transfer Agent in accordance with the Fund of Funds Control Procedures upon receipt of matching purchase instructions from IMCO's [custody/compliance] operations, on the one hand, and IMCO's trading operations, on the other, and (B) the Custodian shall release funds to the Underlying Fund Transfer Agent only after receiving confirmation from such Underlying Fund Transfer Agent that it has received such purchase instructions.

     5. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative under seal as of the date first above written.

USAA MUTUAL FUNDS TRUST                       FUND SIGNATURE ATTESTED TO BY:

By:                                           By:
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Name:                                         Name:
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Title:                                        Title:
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STATE STREET BANK AND TRUST COMPANY           SIGNATURE ATTESTED TO BY:

By:                                           By:
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Name:                                         Name:
      ------------------------------                --------------------------

Title:                                        Title:
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